Exhibit 3.1

Delaware

The First State

Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "KUBIENT, INC." AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-FOURTH DAY OF MAY, A.D. 2017, AT 11:35 O`CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE THIRTEENTH DAY OF SEPTEMBER, A.D. 2017, AT 3:45 O`CLOCK P.M.

CERTIFICATE OF RESIGNATION OF REGISTERED AGENT WITHOUT APPOINTMENT, FILED THE FIRST DAY OF AUGUST, A.D. 2018, AT 1:44 O`CLOCK P.M.

CERTIFICATE OF REVIVAL, FILED THE NINTH DAY OF OCTOBER, A.D. 2018, AT 12:10 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, "KUBIENT, INC.".

Jeffrey W. Bullock, Secretary of State

6339825 8100H
SR# 20196841466

Authentication: 203519932
Date: 09-03-19

You may verify this certificate online at corp.delaware.gov/authver.shtml

Delaware

The First State

Page 2

Jeffrey W. Bullock, Secretary of State

6339825 8100H

SR# 20196841466

Authentication: 203519932

Date: 09-03-19

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 11:35 AM 05/24/2017 FILED 11:35 AM 05/24/2017 SR 20173983834 - File Number 6339825

CERTIFICATE OF INCORPORATION OF

KUBIENT, INC.

ARTICLE I

The name of the corporation is Kubient, Inc. (the “Company”).

ARTICLE II

The address of the of the Company’s registered office in the State of Delaware is 800 N. State Street, Suite 402, County of Kent, Dover, Delaware 19901. The name of its registered agent at such address is TRAC — The Registered Agent Company.

ARTICLE III

The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law, as the same exists or as may hereafter be amended from time to time.

ARTICLE IV

This Company is authorized to issue one class of shares to be designated Common Stock. The total number of shares of Common Stock the Company has authority to issue is 15,000,000 with par value of $0.00001 per share.

ARTICLE V

The name and mailing address of the incorporator are as follows:

Paul Roberts

111 West 28th Street

New York, NY 10001

ARTICLE VI

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Company is expressly authorized to make, alter, amend or repeal the bylaws of the Company.

ARTICLE VII

Elections of directors need not be by written ballot unless otherwise provided in the bylaws of the Company.

ARTICLE VIII

To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended from time to time, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim accruing or arising or that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE IX

Subject to any provisions in the bylaws of the Company related to indemnification of directors or officers of the Company, the Company shall indemnify, to the fullest extent permitted by applicable law, any director or officer of the Company who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The Company shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board.

The Company shall have the power to indemnify, to the extent permitted by the Delaware General Corporation Law, as it presently exists or may hereafter be amended from time to time, any employee or agent of the Company who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

A right to indemnification or to advancement of expenses arising under a provision of this Certificate of Incorporation or a bylaw of the Company shall not be eliminated or impaired by an amendment to this Certificate of Incorporation or the bylaws of the Company after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

ARTICLE X

Except as provided in Article VIII and Article IX above, the Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, the undersigned, as the sole incorporator of the Company, have signed this “Certificate” of Incorporation on May 24, 2017.

/s/ Paul Roberts
Paul Roberts
Incorporator

State of Delaware Secretary of State Division of Corporations Delivered 03:45 PM 09/13/2017 FILED 03:45 PM 09/13/2017 SR 20176147264 - File Number 6339825

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Kubient, Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “Article IV” so that, as amended, said Article shall be and read as follows:

See attached Exhibit A amending Article IV.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 12th day of September, 2017.

By:	/s/ Mr. Paul Roberts
Authorized Officer
Title:	Chief Executive Officer

Name:	Mr. Paul Roberts
Print or Type

EXHIBIT A

ARTICLE IV

The total number of shares of stock that the Corporation shall have authority to issue is 100,000,000, consisting of 95,000,000 shares of common stock, $0.00001 par value per share (the “Common Stock”), and 5,000,000 shares of Preferred Stock, $0.00001 par value per share (the “Preferred Stock”).

A description of the different classes of stock of the Corporation and a statement of the designations, powers, preferences and relative, participating, optional or other special rights and qualification, limitations or restrictions thereof, fixed by the Certificate of Incorporation, and the express grant of authority, to the Board of Directors of the Corporation (the “Board of Directors”) to fix by resolution or resolutions certain thereof not so fixed, are as follows:

Preferred Stock

The authorized and unissued shares of Preferred Stock may be issued from time to time as determined by the Board of Directors. The Board of Directors is hereby authorized to designate each series, to establish the number of shares to be included in each series and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any such additional series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such additional series subsequent to the issue of shares of that series. Authorized and unissued shares of Preferred Stock may be issued with such designations, voting powers, preferences, and relative, participating, option or other special rights, and qualifications, limitations and restrictions on such rights, as the Board of Directors may authorize by resolutions duly adopted prior to the issuance of any shares of series of Preferred Stock, including, but not limited to: (i) the distinctive designation of each series and the number of shares that will constitute such series; (ii) the voting rights, if any, of shares of such series and whether the shares of any such series having voting rights shall have multiple or fractional votes per share; (iii) the dividend rate on the shares of such series, any restriction, limitation, or condition upon the payment of such dividends, whether dividends shall be cumulative, and the dates on which dividends are payable; (iv) the prices at which, and the terms and conditions on which, the shares of such series may be redeemed, if such shares are redeemable; (v) the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of such series; (vi) any preferential amount payable upon shares of such series in the event of the liquidation, dissolution, or winding-up of the Corporation, or the distribution of its assets; and (vii) the prices or rates of conversion at which, the terms and conditions on which, the shares are convertible.

Common Stock

Except as otherwise required by law, as hereinabove provided and as otherwise provided in the resolution or resolutions, if any, adopted by the Board of Directors with respect to any series of the Preferred Stock, the holders of the Common Stock shall exclusively possess all voting power. Each holder of shares of Common Stock shall be entitled to one vote for each share held by him.

Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of Preferred Stock and to the holders of outstanding shares of any other class of stock having preference over the Common Stock as to the payment of dividends the full amount of dividends and of sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and if declared by the Board of Directors.

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In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid to or set aside for the holders of shares of Preferred Stock and any other class having preference over the Common Stock in the event of liquidation, dissolution or winding up the full preferential amounts to which they are respectively entitled, the holders of the Common Stock, and any class or series of stock entitled to participate therewith, in whole or in part, as to distributions of assets, shall be entitled to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

Each share of Common Stock shall have the same relative rights as and be identical in all respects with all other shares of Common Stock.

Other than as provided herein or required by law, there shall be no series voting.

The number of authorized shares of Common Stock and Preferred Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by an affirmative vote of the holders of a majority of the outstanding stock of the Corporation irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

Upon the effectiveness of this Certificate of Amendment to the Certificate of Incorporation of the Corporation (the “Effective Time”), each share of each of the Corporation’s series of Kubient, Inc., each with a par value $0.00001 per share, issued and outstanding (or held in treasury) immediately prior to the Effective Time shall be and is hereby automatically reclassified, without any further act or action on the part of the respective holder thereof, into 20 shares of the same series of Kubient, Inc., par value $0.00001 per share, of the Corporation (or, with respect to such fractional shares, such lesser number of shares as may be applicable based upon such 20-1 ratio).

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State of Delaware Secretary of State Division of Corporations Delivered 01:44 PM 08/01/2018 FILED 01:44 PM 08/01/2018 SR 20185956685 - File Number 6339825

STATE OF DELAWARE

CERTIFICATE OF RESIGNATION OF
REGISTERED AGENT WITHOUT APPOINTMENT

Pursuant to the provisions of Section 136 of Title 8 of the Delaware General Corporation Law, the undersigned agent for service of process, in order to resign as agent without appointment of a successor agent, hereby certifies that:

1.	The name of the corporation is KUBIENT, INC.

2.	The name of the resigning agent is TRAC - THE REGISTERED AGENT COMPANY.

3.	The Registered Agent does hereby resign from acting as Registered Agent of the corporation.

4.	That written notice of resignation was given to affected Corporation at least 30 days prior to the filing of the certificate by mailing or delivering such notice to the Corporation at its address last known to the registered agent on 07/01/2018

Dated:	08/01/2018
		By:	/s/ Maggie Hope Muszelik
Maggie Hope Muszelik, Asst. Sec. on behalf of TRAC - THE REGISTERED AGENT COMPANY

STATE OF DELAWARE

CERTIFICATE FOR REVIVAL OF CHARTER

The corporation organized under the laws of the State of Delaware, the charter of which was forfeited for failure to obtain a registered agent, now desires to procure a revival of its charter pursuant to Section 312 of the General Corporation Law of the State of Delaware, and hereby certifies as follows:

1.            The name of the corporation is KUBIENT, INC.

and, if different, the name under which the corporation was originally incorporated                                                                                   .

2.            The Registered Office of the corporation in the State of Delaware is located at 8 THE GREEN STE A                         (street), in the City of DOVER                   , County of KENT                         Zip Code 19901                     . The name of the Registered Agent at such address upon whom process against this Corporation may be served is A REGISTERED AGENT, INC.                              .

3.            The date of filing of the Corporation’s original Certificate of Incorporation in Delaware was 05/24/2017                        .

4.            The corporation desiring to be revived and so reviving its certificate of incorporation was organized under the laws of this State.

5.            The corporation was duly organized and carried on the business authorized by its charter until the 31st            day of August                  A.D. 2018                  , at which time its charter became inoperative and forfeited for failure to obtain a registered agent and the certificate for revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

By:	/s/ Paul Roberts
Authorized Officer

Name:	PAUL ROBERTS, PRESIDENT
Print or Type

State of Delaware Secretary of State Division of Corporations Delivered 12:10 PM 10/09/2018 FILED 12:10 PM 10/09/2018 SR 20187049909 - File Number 6339825